EXHIBIT 23.1


                          Consent of Grant Thornton LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated December 7, 2001, (except for as it relates to
Note 16 as to which the date is January 17, 2002) accompanying the consolidated financial statements and have incorporated herein by reference or included in the Annual Report of Microlog Corporation, on Form 10-K, for the year ended October 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Microlog Corporation on Form S-8 (No. 333-84375 dated August 3, 1999, 333-69025 dated December 16, 1998, 333-07981 dated July 11, 1996, 333-34094 dated March 30, 1990, and 333-30965 dated
September 11, 1989).



GRANT THORNTON LLP

Vienna, Virginia
January 28, 2002